    As filed with the Securities and Exchange Commission on February 9, 1996

                                                     REGISTRATION NO. 33 - _____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM  S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                           TELE-COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    Delaware                   5619 DTC Parkway                  84-1260157
 (State or other        Englewood, Colorado 80111-3000        (I.R.S. Employer
 jurisdiction of                (303) 267-5500               Identification No.)
incorporation or         (Address, including zip code,
  organization)              and telephone number,
                            including area code, of
                            registrant's principal
                              executive offices)

                            ----------------------

                            Stephen M. Brett, Esq.
                           Tele-Communications, Inc.
                               Terrace Tower II
                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            ----------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of the registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
      TITLE OF EACH CLASS OF         AMOUNT TO BE   PROPOSED MAXIMUM OFFERING         PROPOSED MAXIMUM               AMOUNT OF
   SECURITIES TO BE REGISTERED      REGISTERED (1)     PRICE PER UNIT (2)       AGGREGATE OFFERING PRICE (2)   REGISTRATION FEE (2)
-----------------------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series                        ++
 A TCI Group Common Stock, par         13,528,620        +
 value $1.00 per share............                       +
----------------------------------------------------     ++     $(2)                   $379,646,898.70               $130,913
Tele-Communications, Inc.                                +
 Series A Liberty Media Group           3,382,155        +
 Common Stock, par value                                 +
 $1.00 per share..................                      ++
====================================================================================================================================

(1) Based upon the registrant's estimate of the maximum number of shares that may be issued pursuant to the Merger Agreement described herein. Pursuant to Rule 416(a), this Registration Statement covers such additional number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock and Tele-Communications, Inc. Series A Liberty Media Group Common Stock as may be issued upon the closing of the Merger described herein in connection with certain antidilution provisions of the Merger Agreement.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c). Based upon (a) the product of (i) the average of the high and low sales prices of Tele-Communications, Inc. Series A TCI Group Common Stock on February 6, 1996 ($21.0625) and (ii) 13,528,620, the amount of shares of Tele-Communications, Inc. Series A TCI Group Common Stock registered hereby plus (b) the product of (i) the average of the high and low sales prices of Tele-Communications, Inc. Series A Liberty Media Group Common Stock on February 6, 1996 ($28) and (ii) 3,382,155, the amount of shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock registered hereby.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                 Subject to Completion, dated February 9, 1996

PROSPECTUS

                           Tele-Communications, Inc.

  Tele-Communications, Inc. Series A TCI Group Common Stock ($1.00 par value)
     Tele-Communications, Inc. Series A Liberty Media Group Common Stock
                               ($1.00 par value)

    This Prospectus relates to (i) 13,528,607 shares (the "TCI Group Shares") of the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "TCI Group Series A Common Stock"), of Tele-Communications, Inc., a Delaware corporation (the "Company" or "TCI"), and (ii) 3,382,132 shares (the "Liberty Group Shares," and collectively with the TCI Group Shares, the "Shares") of the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "LMG Series A Common Stock"), of the Company, to be offered and sold from time to time by the holders thereof (each a "Selling Stockholder" and collectively, the "Selling Stockholders"). For information with respect to the Selling Stockholders see "Selling Stockholders."

    The Company's common stock, par value $1.00 per share (the "TCI Common Stock"), is comprised of four series: TCI Group Series A Common Stock, Tele-Communications, Inc. Series B TCI Group Common Stock (the "TCI Group Series B Common Stock" and, together with the TCI Group Series A Common Stock, the "TCI Group Common Stock"), LMG Series A Common Stock and Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "LMG Series B Common Stock" and, together with the LMG Series A Common Stock, the "Liberty Media Group Common Stock").

    Both series of TCI Group Common Stock are identical in all respects, except
(i) each share of TCI Group Series B Common Stock has ten votes and each share of TCI Group Series A Common Stock has one vote and (ii) each share of TCI Group Series B Common Stock is convertible, at the option of the holder, into one share of TCI Group Series A Common Stock. Similarly, both series of Liberty Media Group Common Stock are identical in all respects, except (i) each share of LMG Series B Common Stock has ten votes and each share of LMG Series A Common Stock has one vote and (ii) each share of LMG Series B Common Stock is convertible, at the option of the holder, into one share of LMG Series A Common Stock. The shares of TCI Group Series A Common Stock and LMG Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock and LMG Series B Common Stock, respectively.

    Shares of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock and the LMG Series B Common Stock are traded on the Nasdaq National Market under the symbols "TCOMA," "TCOMB," "LBTYA" and "LBTYB," respectively.

                                                                     (continued)

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is February   , 1996.

    The Shares may be offered for sale and sold by the Selling Stockholders from time to time in varying amounts (subject to certain restrictions described under the caption "Selling Stockholders"), on the Nasdaq National Market at then prevailing prices or in private transactions at prices and on terms to be determined at the time of sale. The Shares may be sold by the Selling Stockholders directly or through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, the number and type of Shares to be sold, the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholders from the sale of the Shares so offered will be the purchase price of the Shares sold less (i) the aggregate commissions, discounts and other compensation, if any, paid by the Selling Stockholders to agents or broker-dealers and (ii) certain other expenses of the offering and sale of the Shares that will be the responsibility of the Selling Stockholders. See "Selling Stockholders." The Selling Stockholders may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to the extent that such sales may be made in compliance with such Rule. See "Plan of Distribution." The Company will not receive any proceeds from the sale of the Shares. The Company knows of no selling arrangement between any agent or broker-dealer and the Selling Stockholders.

    The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Shares and the Company, reference is made to the Registration Statement. Statements contained herein or in any document incorporated herein by reference concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document. Each such statement is qualified in its entirety by such reference.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and at Suite 1300, 7 World Trade Center, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The Company hereby incorporates in this Prospectus by reference the following documents filed with the Commission (File No. 0-20421): (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (as amended by Form 10-K/A (Amendment No. 1)), (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (as amended by Form 10-Q/A (Amendment No. 1)), (iii) the Company's Current Reports on Form 8-K, dated January 23, 1995, February 3, 1995 (as amended by Form 8-K/A (Amendment No. 1)), February 13, 1995, February 15, 1995, April 6, 1995, April 20, 1995 (as amended by Form 8-K/A (Amendment No. 1)), May 4, 1995 (as amended by Form 8-K/A (Amendment No. 1)), July 26, 1995, August 10, 1995 and December 18, 1995, and (iv) the financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, included in the Company's Current Report on Form 8-K, dated August 26, 1994.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone
(303) 267-5500.

                                  THE COMPANY

    The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The Company believes that, measured by the number of basic subscribers, it is the largest provider of cable television services in the United States. The Company also (i) has investments in cable and telecommunications operations and television programming in certain international markets and (ii) is involved, as an investor and developer, in new television and telecommunications ventures and technologies. The Company is a Delaware corporation and its principal executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                             SELLING STOCKHOLDERS

    The Shares being offered hereby were acquired by the Selling Stockholders in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of June 28, 1995 (the "Merger Agreement"), by and between The Chronicle Publishing Company, a Nevada corporation ("Chronicle"), and the Company. A copy of the Merger Agreement has been filed as an exhibit to the Registration Statement. Pursuant to the Merger Agreement, Chronicle merged with and into the Company (the "Merger"), and the shares of the Common Stock, par value $.01 per share, of Chronicle ("Chronicle Common Stock") outstanding at the time of the Merger were converted into the Shares. Pursuant to a Contribution and Assumption Agreement (the "Contribution Agreement") between Chronicle and a newly formed Nevada corporation ("Spinco"), prior to the closing of the Merger Chronicle contributed certain of its assets to Spinco in return for the capital stock of Spinco. The assets retained by Chronicle are specified in the Contribution Agreement and include those assets relating to its cable television operations and an undivided 49% interest in certain assets relating to a local cable television network distributed in the San Francisco Bay Area. A copy of the Contribution Agreement has been filed as an exhibit to the Registration Statement. The capital stock of Spinco and certain unsecured notes of Chronicle assumed by Spinco were then distributed to the holders of Chronicle Common Stock prior to the closing of the Merger.

    As required by the Merger Agreement, the Company has filed the Registration Statement (of which this Prospectus forms a part) under the Securities Act to register the Shares for resale by the Selling Stockholders. The Company is obligated to keep the Registration Statement effective for a period of up to three years (or until all of the Shares are disposed of by the Selling Stockholders, if earlier).

    Each Selling Stockholder has entered into a Shareholder Registration Rights Agreement (the "Registration Rights Agreement") with the Company pursuant to which such Selling Stockholder has agreed, among other things, not to sell or otherwise distribute more than (i) 25% in the aggregate of the number of shares of each of the TCI Group Series A Common Stock and the LMG Series A Common Stock issued to such Selling Stockholder in the Merger within one year after the closing of the Merger or (ii) 50% in the aggregate of the number of shares of each of the TCI Group Series A Common Stock and the LMG Series A Common Stock issued to such Selling Stockholder in the Merger within two years after the closing of the Merger; provided, however, that the foregoing restriction shall
                       --------  -------
not apply to the following (and shall not be taken into account for purposes of determining whether any other transfer complies with the foregoing restriction):
(i) any transfer by will or the laws of intestacy, (ii) any transfer by a trust which is a Selling Stockholder to the beneficiaries of such trust, (iii) any transfer by a Selling Stockholder to another Selling Stockholder, (iv) any transfer by a Selling Stockholder to such Selling Stockholder's spouse, parents, grandparents, or lineal descendants of such Selling Stockholder's grandparents, or (v) any transfer by a Selling Stockholder to a trust all of the beneficial interests in which are owned by one or more of the members of the group consisting of the Selling Stockholder and the individuals described in the preceding clause (iv). Pursuant to the Merger Agreement, the Company agreed that, for a period of two years after the closing of the Merger, the Company will not register in its stock transfer records any transfer of the Shares by the Selling Stockholders, unless the Company receives the written consent of Spinco to such transfer.

    Pursuant to the Registration Rights Agreements, the Company and the Selling Stockholders have agreed that if the Company determines, in its reasonable judgment, that the use of the Registration Statement would adversely affect any financing, acquisition, corporate reorganization, or other material transaction involving the Company or any of its affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time, then the Company may require the suspension by each Selling Stockholder of the distribution of any Shares registered pursuant to the Registration Statement for a reasonable period of time not to exceed 15 consecutive business days (a "Blackout Period"). There may not be more than four Blackout Periods in any period of twelve consecutive calendar months, and the number of days the Selling Stockholders may be required to suspend distributions of Shares may not exceed 45 business days in any period of twelve consecutive calendar months.

    Pursuant to the Registration Rights Agreements, the Company has agreed to pay all expenses in connection with the registration of the offer and sale of the Shares (including, without limitation, all registration and filing fees incurred in connection with the filing of this Registration Statement with the Commission and state securities commissioners), other than (i) discounts and commissions and transfer taxes attributable to the sale of any of the Shares and
(ii) fees and disbursements of counsel or of any advisors retained by the Selling Stockholders in connection with the registration of the offer and sale of the Shares.

    The Company has agreed to indemnify the Selling Stockholders against certain liabilities that may arise in connection with any offer and sale of the Shares, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make in respect thereof.

    Except as discussed above, neither the Company nor any of its affiliates has had within the past three years any material relationship with any of the Selling Stockholders. Chronicle has entered into programming affiliation agreements and had other dealings in the ordinary course of business with the Company and its subsidiaries. Any material relationship between the Company or any of its affiliates, on the one hand, and a Selling Stockholder, on the other, within three years prior to the date of a sale by such Selling Stockholder hereunder will be described in the Prospectus Supplement relating to such sale if not then described in the Prospectus.

    The table set forth below provides the following information: the names of the Selling Stockholders who currently hold Shares and the number of TCI Group Shares and Liberty Group Shares owned as of the date of this Prospectus by each such holder (which in each case represents less than one percent of the outstanding shares of TCI Group Series A Common Stock and LMG Series A Common Stock). Unless otherwise indicated in a footnote to this table, the Selling Stockholders do not own any shares of TCI Group Common Stock or Liberty Media Group Common Stock, other than those shares set forth in the table, as of the date of this Prospectus.

                                                                              NO. OF WHOLE
                                                                             SHARES OF TCI    NO. OF WHOLE SHARES
                                                                             GROUP SERIES A     OF LMG SERIES A
                       SELLING STOCKHOLDER                                    COMMON STOCK       COMMON STOCK
                       -------------------                                   --------------   -------------------
Bark, Dennis, Trustee U/A Dated December 31, 1986                                    9,770               2,442
     f/b/o Elizabeth F. Thieriot
Bark, Dennis, Trustee U/A Dated December 31, 1986                                    9,770               2,442
     f/b/o Ferdinand M. Thieriot, III
Bark, Dennis, Trustee U/A Dated December 31, 1986                                    9,770               2,442
     f/b/o Joshua P. Thieriot
Bianchi, George R., Trustee of Michael Tobin Children's
     Trust f/b/o Patricia Tobin Kubal                                              107,370              26,842

                                                                              NO. OF WHOLE
                                                                             SHARES OF TCI    NO. OF WHOLE SHARES
                                                                             GROUP SERIES A     OF LMG SERIES A
                       SELLING STOCKHOLDER                                    COMMON STOCK       COMMON STOCK
                       -------------------                                   --------------   -------------------
Bianchi, George R., Trustee of Michael Tobin Children's                            107,370              26,842
     Trust f/b/o Joseph O. Tobin, II

Bianchi, George R., Trustee of Michael Tobin Children's                            107,370              26,842
     Trust f/b/o Katherine O. Tobin

Bianchi, George R., Trustee of Michael Tobin Children's                            107,370              26,842
     Trust f/b/o Michael H. Tobin, II

Bianchi, George R., Trustee of Michael Tobin Spousal Trust                         715,800             178,950

Bianchi, George R., Trustee of Tobin 1994 Trust                                     44,737              11,184
     f/b/o Patricia Tobin Kubal

Bianchi, George R., Trustee of Tobin 1994 Trust                                     44,737              11,184
     f/b/o Joseph O. Tobin, II

Bianchi, George R., Trustee of Tobin 1994 Trust                                     44,737              11,184
     f/b/o Katherine O. Tobin

Bianchi, George R., Trustee of Tobin 1994 Trust                                     44,737              11,184
     f/b/o Michael H. Tobin, II

Folger, Peter M., Trustee of Consuelo Tobin Martin                                  82,674              20,668
     Children's Trust f/b/o Constance M. Goodyear

Folger, Peter M., Trustee of Consuelo Tobin Martin                                  82,674              20,668
     Children's Trust f/b/o Candyce Martin

Folger, Peter M., Trustee of Consuelo Tobin Martin                                  82,674              20,668
     Children's Trust f/b/o Francis A. Martin, III

Folger, Peter M., Trustee of Consuelo Tobin Martin                                  82,674              20,668
     Children's Trust f/b/o Helen M. Spalding

Folger, Peter M., Trustee of Consuelo Tobin Martin                                  82,674              20,668
     Children's Trust f/b/o Priscilla M. Tamkin

Folger, Peter M., Trustee Martin 1994 Trust                                        207,582              51,895
     f/b/o Constance M. Goodyear

Folger, Peter M., Trustee Martin 1994 Trust                                        207,582              51,895
     f/b/o Candyce Martin

Folger, Peter M., Trustee Martin 1994 Trust                                        207,582              51,895
     f/b/o Francis A. Martin, III

Folger, Peter M., Trustee Martin 1994 Trust                                        207,582              51,895
     f/b/o Helen M. Spalding

Folger, Peter M., Trustee Martin 1994 Trust                                        207,582              51,895
     f/b/o Priscilla M. Tamkin

Goodyear, Constance M./(1)(5)/                                                      67,643              16,910

Kubal, Patricia Tobin, Trustee of the Patricia Tobin Kubal                         187,897              46,974
     Separate Property Trust

                                                                              NO. OF WHOLE
                                                                             SHARES OF TCI    NO. OF WHOLE SHARES
                                                                             GROUP SERIES A     OF LMG SERIES A
                       SELLING STOCKHOLDER                                    COMMON STOCK       COMMON STOCK
                       -------------------                                   --------------   -------------------
Martin, Candyce/(2)(5)/                                                             67,643              16,910
Martin, Consuelo Tobin aka Nini Tobin Martin Family Trust/(3)/                     465,270             116,317
Martin, Francis A., III, Trustee of Francis A. Martin, III
     Trust/(4)(5)/                                                                  67,643              16,910
McEvoy, Nan T./(6)/                                                              3,562,536             890,634
McEvoy, Nion T.                                                                    270,572              67,643
Mosley, Daniel M., Trustee u/a dated January 1, 1988                               676,431             169,107
     f/b/o Nion T. McEvoy
Spalding, Helen M./(5)/                                                             67,643              16,910
Stent, Ferdinand T.                                                                751,590             187,897
Stent, Peter D.                                                                    751,590             187,897
Tamkin, Priscilla M./(5)/                                                           67,643              16,910
Thieriot, Charles C., Trustee of the Charles C. Thieriot
     Revocable Trust Under Declaration
     Dated February 27, 1991                                                       751,590             187,897
Thieriot, George C.                                                                366,400              91,600
Thieriot, John D., Trustee of the John Dade Thieriot Living
     Trust Dated October 8, 1987                                                   375,795              93,948
Thieriot, Nion R.                                                                  375,795              93,948
Thieriot, Peter E.                                                                 355,877              88,969
Thieriot, Richard T.                                                               751,590             187,897
Tobin, Joseph O., II                                                               187,897              46,974
Tobin, Katherine O.                                                                187,897              46,974
Tobin, Michael H., Trustee of Michael Tobin Family Trust                           178,950              44,737
Tobin, Michael H., II                                                              187,897              46,974
                                                                                ----------           ---------
TOTAL                                                                           13,528,607           3,382,132
                                                                                ==========           =========

--------------------

/(1)/ In addition, Constance M. Goodyear shares beneficial ownership of 500 shares of TCI Group Series B Common Stock and 125 shares of LMG Series B Common Stock with her spouse. Such shares and the shares of TCI Group Series A Common Stock and LMG Series A Common Stock into which such shares are convertible are not being offered pursuant to this Prospectus.

/(2)/ In addition, Candyce Martin may be deemed to share beneficial ownership of 6,035 shares of TCI Group Series A Common Stock and 1,508 shares of LMG Series A Common Stock with Consuelo T. Martin and Francis A. Martin, III by virtue of her position as co-trustee of the George T. Cameron Trust and the Helen de Young Cameron Trust. Such shares are not being offered pursuant to this Prospectus.

/(3)/ In addition, Consuelo T. Martin may be deemed to share beneficial ownership of 6,035 shares of TCI Group Series A Common Stock and 1,508 shares of LMG Series A Common Stock with Candyce Martin and Francis A. Martin, III by virtue of her position as co-trustee and income beneficiary of the George T. Cameron Trust and the Helen de Young Cameron Trust. Such shares are not being offered pursuant to this Prospectus.

/(4)/ In addition, Francis A. Martin, III may be deemed to share beneficial ownership of 6,035 shares of TCI Group Series A Common Stock and 1,508 shares of LMG Series A Common Stock with Candyce Martin and Consuelo T. Martin by virtue of his position as co-trustee of the George T. Cameron Trust and the Helen de Young Cameron Trust. Such shares are not being offered pursuant to this Prospectus.

/(5)/ Constance M. Goodyear, Candyce Martin, Francis A. Martin, III, Helen M. Spalding and Priscilla M. Tamkin have contingent interests in the George T. Cameron Trust and the Helen de Young Cameron Trust.

/(6)/ In addition, Nan T. McEvoy beneficially owns 4,800 shares of TCI Group Series A Common Stock and 1,200 shares of LMG Series A Common Stock. Such shares are not being offered pursuant to this Prospectus.

    The name of the Selling Stockholder in connection with any particular sale of Shares, the number of Shares to be sold and the number and (if one percent or more) the percentage of the outstanding shares of TCI Group Series A Common Stock or LMG Series A Common Stock to be owned by such Selling Stockholder after completion of any offering hereunder will be specified in the Prospectus Supplement relating to such sale. It is anticipated that, from time to time after the date hereof, record ownership of certain of the Shares that are currently held in trust for the benefit of certain Selling Stockholders will be transferred to the beneficiaries of the applicable trust and/or that record ownership of certain of the Shares may be transferred to living trusts of which the current record owner or (in the case of Shares currently held in trust) beneficial owner would be a trustee with sole control and complete discretion to revoke or amend such trust during such person's lifetime.

                             PLAN OF DISTRIBUTION

    Subject to the restrictions described under the caption "Selling Stockholders," the Shares may be offered for sale and sold by the Selling Stockholders from time to time in one or more public or private transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Subject to the restrictions described under the caption "Selling Stockholders," the Shares may be sold by the Selling Stockholders directly or through agents designated from time to time or to or through broker-dealers designated from time to time. The Shares may be sold through a broker-dealer acting as agent or broker for the Selling Stockholders, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Shares to the public at varying prices to be determined by such broker-dealer at the time of resale. The Shares may be sold in connection with equity swap, put or call, margin and similar transactions entered into by a Selling Stockholder, including sales by or at the direction of the counterparty to any such transactions.

    The Company has been advised by the Selling Stockholders that they have not, as of the date of this Prospectus, entered into any arrangement with an agent or broker-dealer for the sale of the Shares.

    The Selling Stockholders may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act, to the extent that such sales may be made in compliance with such Rule.

    The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

    In connection with a sale of Shares, the following information will, to the extent then required, be provided in the Prospectus Supplement relating to such sale: the number and type of Shares to be sold, the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers with respect to the particular sale.

                        DESCRIPTION OF TCI COMMON STOCK

    The following description of certain terms of the TCI Common Stock does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended, of TCI (the "TCI Charter").

GENERAL

    The TCI Charter provides, among other things, that TCI is authorized to issue 2,725,000,000 shares of common stock, par value $1.00 per share, of which 1,750,000,000 shares are designated Tele-Communications, Inc. Series A TCI Group Common Stock, 150,000,000 shares are designated Tele-Communications, Inc. Series B TCI Group Common Stock, 750,000,000 shares are designated Tele-Communications, Inc. Series A Liberty Media Group Common Stock, and 75,000,000 shares are designated Tele-Communications, Inc. Series B Liberty Media Group Common Stock.

    As of November 1, 1995, 571,576,645 shares of TCI Group Series A Common Stock, 84,801,554 shares of TCI Group Series B Common Stock, 142,892,796 shares of LMG Series A Common Stock and 21,200,336 shares of LMG Series B Common Stock (in each case net of shares held by subsidiaries of TCI) had been issued and were outstanding and 100,524,364 shares of TCI Group Series A Common Stock were held by subsidiaries of TCI. As of that date, 68,295,414 shares of TCI Group Series A Common Stock and 17,080,230 shares of LMG Series A Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options. In addition, TCI has reserved a number of shares of TCI Group Series A Common Stock equal to the number of shares of TCI Group Series B Common Stock outstanding, and a number of shares of LMG Series A Common Stock equal to the number of shares of LMG Series B Common Stock outstanding, for issuance upon conversion, at the option of the holder, of the TCI Group Series B Common Stock and LMG Series B Common Stock, respectively. Subsequent to November 1, 1995 and on or prior to January 25, 1996, additional convertible or exchangeable securities were issued that are initially convertible or exchangeable for an aggregate of 16,228,949 shares of TCI Group Series A Common Stock and 1,905,588 shares of LMG Series A Common Stock.

    The TCI Charter also authorizes 52,375,096 shares of preferred stock (the "TCI Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of TCI Preferred Stock. Of the Series Preferred Stock, as of January 25, 1996, 80,000 shares are designated Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock") and 7,259,380 shares are designated Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). As of January 25, 1996, 1,675,096
shares of Class B Preferred Stock (of which 55,070 shares are held by subsidiaries of TCI), 70,575 shares of Series C Preferred Stock, 999,569 shares of Series D Preferred Stock, 277,064 shares of Series F Preferred Stock, 7,259,380 shares of Series G Preferred Stock and 7,259,380 shares of Series H Preferred Stock had been issued and were outstanding. All of the shares of Series E Preferred Stock have previously been redeemed and retired with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock and may be reissued as shares of another series of Series Preferred Stock, but not as Series E Preferred Stock. All of the outstanding shares of Series F Preferred Stock are held by subsidiaries of TCI. Approximately 33,901,240 shares of Series Preferred Stock remain available for designation pursuant to the TCI Charter as of January 25, 1996. The rights evidenced by the TCI Common Stock are subject to the prior preferences and rights of the TCI Preferred Stock.

CERTAIN DEFINITIONS

    As used herein, the following terms have the meanings specified below:

    "Committed Acquisition Shares" means (a) the shares of LMG Series A Common Stock that TCI had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, and (b) the shares of LMG Series A Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that TCI had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of TCI to issue shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock), which as a result of the Distribution, constitute obligations to issue, among other securities, LMG Series A Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for LMG Series A Common Stock; provided, however that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of the LMG Series A Common Stock, in each case occurring (or the record date for which occurs) after the Distribution.

    "Convertible Securities" means any securities of TCI (other than any series of TCI Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of TCI Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

    "DGCL" means the General Corporation Law of the State of Delaware.

    The "Distribution" means the distribution paid by TCI on August 10, 1995 of one-fourth of one share of LMG Series A Common Stock on each outstanding share of TCI Group Series A Common Stock and one-fourth of one share of LMG Series B Common Stock on each outstanding share of TCI Group Series B Common Stock to holders of record on August 4, 1995.

    The "Inter-Group Interest" means any equity value of TCI attributable to the Liberty Media Group that is not represented by outstanding shares of Liberty Media Group Common Stock. The Inter-Group Interest is represented by the Number of Shares Issuable with Respect to the Inter-Group Interest.

    The "Inter-Group Interest Fraction" means a fraction the numerator of which is the Number of Shares Issuable with Respect to the Inter-Group Interest and the denominator of which is the sum of such Number of Shares Issuable with Respect to the Inter-Group Interest and the aggregate number of shares of Liberty Media Group Common Stock outstanding.

    The "Liberty Media Group" means:

    (a) the interest of TCI or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction (as defined below under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock")) and their respective properties and assets,

    (b) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (a) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (a) of this sentence),

    (c) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

    (d) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors of TCI (the "TCI Board of Directors");

provided that (i) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (ii) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If TCI pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of TCI attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (i) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

    "Market Value" of any class or series of capital stock of TCI on any day means the average of the high and low reported sale prices regular way of a share of such class or series on such day (if such day is a trading day, and if such day is not a trading day, on the trading day immediately preceding such day) or in case no such reported sale takes place on such trading day the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on such Nasdaq National Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by TCI, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the market value of a share of such class or series as determined by the TCI Board of Directors; provided that for purposes of determining the ratios described under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of TCI" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and "--Liquidation Rights," (a) the "Market Value" of any share of any series of TCI Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of TCI Common Stock will be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the TCI Board of Directors and (b) the "Market Value" of any share of any series of TCI Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of TCI Common Stock or
(ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of TCI Common Stock in shares of such series of TCI Common Stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

    The "Number of Shares Issuable with Respect to the Inter-Group Interest" is currently zero and will from time to time be

    (a) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of LMG Series A Common Stock,

    (b) decreased (but not to less than zero) by (i) the aggregate number of shares of LMG Series A Common Stock issued or sold by TCI after the Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (ii) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (iii) the aggregate number of shares of LMG Series A Common Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, (iv) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by TCI after the Distribution as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock and (v) the aggregate number of shares of LMG Series A Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such transfer, and

    (c) increased by (i) the aggregate number of any shares of LMG Series A Common Stock and LMG Series B Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (ii) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board of Directors) of assets or properties, theretofore attributed to the TCI Group that are contributed to the Liberty Media

  Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such contribution and (iii) the aggregate number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

TCI will not issue or sell shares of LMG Series B Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Inter-Group Interest occurs, TCI will prepare and file a statement of such change with the Secretary of TCI.

    The "Outstanding Interest Fraction" means a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding and the denominator of which is the sum of such aggregate number of shares of Liberty Media Group Common Stock outstanding and the Number of Shares Issuable with Respect to the Inter-Group Interest.

    "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock).

    The "TCI Group" means as of any date of determination thereof:

    (a) the interest of TCI or any of its subsidiaries in all of the businesses in which TCI or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of TCI or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group;

    (b) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Inter-Group Interest Fraction as of such date;

    (c) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

    (d) any assets or properties transferred from the Liberty Media Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group described in clause (b) above). If TCI pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of TCI attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (c) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

VOTING RIGHTS

    Holders of TCI Group Series A Common Stock are entitled to one vote for each share of such stock held, holders of TCI Group Series B Common Stock are entitled to ten votes for each share of such stock held, holders of LMG Series A Common Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class or series of TCI Preferred Stock, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board of Directors by the TCI Charter), the holders of TCI Group Common Stock and the holders of Liberty Media Group Common Stock and the holders of each class or series of TCI Preferred Stock entitled to vote on a particular matter will vote as one class for all purposes. See "--Other Matters."

    Neither the holders of TCI Group Series A Common Stock or TCI Group Series B Common Stock, nor the holders of LMG Series A Common Stock or LMG Series B Common Stock, have any rights to vote as a separate class or series on any matter coming before the stockholders of TCI, except with respect to certain limited class and series voting rights provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class.

DIVIDENDS

    Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of TCI Preferred Stock, dividends may be paid as determined by the TCI Board of Directors (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL and (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL. Under the DGCL the amount of the funds of TCI legally available for the payment of dividends on any series of TCI Common Stock is determined on the basis of the entire corporation and not just the Liberty Media Group or the TCI Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the Liberty Media Group or the TCI Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock or the Liberty Media Group Common Stock and dividends on, or certain repurchases of, TCI Preferred Stock. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

    The "TCI Group Available Dividend Amount," as of any date, means either (a) the excess of (i) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of TCI Preferred Stock attributed to the TCI Group or (b) in case there is no such excess, an amount equal to TCI Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. "TCI Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

    The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Outstanding Interest Fraction and either (a) the excess of
(i) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of TCI Preferred Stock attributed to the Liberty Media Group or (b) in case there is no such excess, an amount equal to TCI Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. "TCI Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of TCI attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

    Except for dividends declared or paid as described below under "--Share Distributions" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," any dividends paid on the TCI Group Series A Common Stock or the TCI Group Series B Common Stock will be paid only on both series, in equal amounts per share, and any dividends paid on the LMG Series A Common Stock or the LMG Series B Common Stock will be paid only on both series, in equal amounts per share.

    The TCI Board of Directors, subject to the provisions described herein under "--Dividends" and below under "--Share Distributions," has the authority and discretion to declare and pay dividends on the TCI Group Common Stock or the Liberty Media Group Common Stock in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock or the Liberty Media Group Common Stock or any other factor.

    At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "--Conversion and Redemption-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

SHARE DISTRIBUTIONS

    DISTRIBUTIONS ON TCI GROUP COMMON STOCK. If at any time after the Distribution a distribution paid in TCI Group Common Stock, Liberty Media Group Common Stock, or any other securities of TCI or any other person (a "share distribution") is to be made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

    (i)   a share distribution consisting of shares of TCI Group Series A
          Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and, on an equal per share basis, shares of TCI Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series B Common Stock;

    (ii)  a share distribution consisting of shares of LMG Series A Common
          Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; provided that the sum of (a) the aggregate number of shares of LMG Series A Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (b) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Inter-Group Interest; and

    (iii) a share distribution consisting of any class or series of securities of TCI or any other person other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of TCI Group Series A Common Stock and another class or series of securities to holders of TCI Group Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCI Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

    TCI will not reclassify, subdivide or combine the TCI Group Series A Common Stock without reclassifying, subdividing or combining the TCI Group Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the TCI Group Series B Common Stock without reclassifying, subdividing or combining the TCI Group Series A Common Stock, on an equal per share basis.

    DISTRIBUTIONS ON LIBERTY MEDIA GROUP COMMON STOCK. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

    (i) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and, on an equal per share basis, shares of LMG Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series B Common Stock; and

    (ii) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of LMG Series A Common Stock and LMG Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

    TCI will not reclassify, subdivide or combine the LMG Series A Common Stock without reclassifying, subdividing or combining the LMG Series B Common Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the LMG Series B Common Stock without reclassifying, subdividing or combining the LMG Series A Common Stock, on an equal per share basis.

CONVERSION AND REDEMPTION

    CONVERSION OF TCI GROUP SERIES B COMMON STOCK AND LMG SERIES B COMMON STOCK AT THE OPTION OF THE HOLDER. Each share of TCI Group Series B Common Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Common Stock. Each share of LMG Series B Common Stock is convertible, at the option of the holder thereof, into one share of LMG Series A Common Stock. Shares of TCI Group Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock, and shares of LMG Series A Common Stock are not convertible into shares of LMG Series B Common Stock.

    CONVERSION OF LIBERTY MEDIA GROUP COMMON STOCK AT THE OPTION OF TCI. The TCI Board of Directors may at any time declare that (i) all of the outstanding shares of LMG Series A Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock equal to the Optional Conversion Ratio, and (ii) all of the outstanding shares of LMG Series B Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock equal to the Optional Conversion Ratio.

    For these purposes, the "Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date.

    The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the last day of the calendar month preceding the month in which the last of the two appraisers referred to in the immediately following sentence are selected (the last day of such calendar month is hereinafter referred to as the "Appraisal Date"). In the event that TCI determines to establish the Liberty Media Group Private Market Value, two investment banking firms of recognized national standing will be designated to determine the private market value of the Liberty Media Group, one designated by TCI (the "First Appraiser") and one designated by a committee of the TCI Board of Directors all of whose members are independent directors as determined under Nasdaq National Market rules (the "Second Appraiser"). The date upon which the last of such appraisers is selected is hereinafter referred to as the "Selection Date." Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value (the "Higher Appraised Amount") is not more than 120% of the lower of such respective final views (the "Lower Appraised Amount"), the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate a third investment banking firm of recognized national standing (the "Mutually Designated Appraiser") to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine such private market value (the "Mutually Appraised Amount"), and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of
(1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

    Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

    Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

    If TCI determines to convert shares of LMG Series A Common Stock into TCI Group Series A Common Stock and shares of LMG Series B Common Stock into TCI Group Series B Common Stock at the Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

    MANDATORY DIVIDEND, REDEMPTION OR CONVERSION OF LIBERTY MEDIA GROUP COMMON STOCK. Upon the sale, transfer, assignment or other disposition, whether by merger, consolidation, sale or contribution of assets or stock or otherwise (a "Disposition"), in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups (other than (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) a dividend, other distribution or redemption in accordance with any provision described under "-- Dividends," "--Share Distributions," "--Redemption in Exchange for Stock of Subsidiary" or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction), TCI will on or prior to the 85th trading day following the consummation of such Disposition, either:

    (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds"), in an aggregate amount equal to the product of the Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Net Proceeds of such Disposition;

    (ii) provided that there are funds of TCI legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
          (i) of this paragraph:

              (a) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Adjusted Outstanding Interest Fraction as of the date of such redemption and the Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

              (b) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Outstanding Interest Fraction as of the date shares are selected for redemption and the Net Proceeds of such Disposition to the redemption of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of LMG Series A Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

    (iii) convert (a) each outstanding share of LMG Series A Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock and (b) each outstanding share of LMG Series B Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of LMG Series A Common Stock to the Market Value of one share of TCI Group Series A Common Stock during the ten-trading day period referred to in clause (ii)(b) of this paragraph.

    For these purposes, "substantially all of the properties and assets of the Liberty Media Group" as of any date means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

    A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which TCI receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the TCI Board of Directors.

    The "Adjusted Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

    The "Net Proceeds" with respect to any Disposition of any of the properties and assets of the Liberty Media Group means an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of TCI's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Outstanding Interest Fraction) in respect of TCI Preferred Stock attributed to the Liberty Media Group. TCI may elect to pay the dividend or redemption price referred to in clause (i) or (ii) above either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than TCI Common Stock) that the TCI Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if such securities constitute capital stock of a subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of LMG Series A Common Stock and LMG Series B Common Stock.

    At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times
(ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

    REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY. At any time at which all of the assets and liabilities attributed to the Liberty Media Group are held directly or indirectly by any one or more corporations all of the capital stock of which is owned by TCI (the "Liberty Media Group Subsidiaries"), the TCI Board of Directors may, subject to there being funds of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Outstanding Interest Fraction and the number of all of the outstanding shares of common stock of such Liberty Media Group Subsidiary.

    In effecting such a redemption, the TCI Board of Directors may determine either to (i) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If TCI determines to undertake a redemption as described in clause
(i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock would consist solely of the class or series having the lower relative voting rights.

    CERTAIN PROVISIONS RESPECTING CONVERTIBLE SECURITIES. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such securities been converted, exercised or exchanged immediately prior thereto. With respect to any Convertible Securities which are created, established or otherwise first authorized for issuance subsequent to the record date for the Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

    GENERAL CONVERSION AND REDEMPTION PROVISIONS. Not later than the 10th trading day following the consummation of a Disposition referred to above under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," TCI will announce publicly by press release (i) the Net Proceeds of such Disposition, (ii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, (iii) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th trading day and not later than the 30th trading day following the consummation of such Disposition, TCI will announce publicly by press release which of the actions described in clauses (i), (ii) or (iii) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

    TCI also will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities) a notice setting forth (i) if TCI has determined to pay a dividend described in clause (i) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Dividend Election"), (x) the record date for determining holders entitled to receive such dividend, which will not be earlier than the 40th trading day, nor later than the 50th trading day, following the consummation of such Disposition and (y) the anticipated payment date of such dividend (which will not be more than 85 trading days following the consummation of such Disposition), (ii) if TCI has determined to redeem shares of Liberty Media Group Common Stock following a Disposition of all (and not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(a) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Full Redemption Election"), (x) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition) and (y) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (iii) if TCI has determined to redeem shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(b) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Partial Redemption Election"), (x) a date not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition on which shares of Liberty Media Group Common Stock then outstanding will be selected for redemption and (y) the anticipated redemption date (which will not be more than 85 trading days following the consummation of such Disposition) and (iv) in the event of any conversion as described above under "--Conversion of Liberty Media Group Common Stock at the Option of TCI" or as described in clause (iii) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (a "Conversion Election"), (x) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted and (y) the conversion date (which will not be more than 85 trading days following the consummation of the Disposition in the event of conversion pursuant to the provisions described under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of conversion pursuant to the provisions described under "--Conversion of Liberty Media Group Common Stock at the Option of TCI"). Each notice of a Dividend Election, a Full Redemption Election or a Partial Redemption Election also will state, as applicable, (i) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Liberty Media Group Common Stock (in the case of a Dividend Election) or paid as the redemption price with respect to shares of Liberty Media Group Common Stock outstanding on the redemption date (in the case of a Full Redemption Election) or selected for redemption (in the case of a Partial Redemption Election); (ii) the Net Proceeds of such Disposition; (iii) in the case of a Dividend Election and a Partial Redemption Election, the Outstanding Interest Fraction as of a recent date preceding the date of such notice, and in the case of a Full Redemption Election, the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice; (iv) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange price thereof (and, in the case of a Full Redemption Election, stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares and the number of Committed Acquisition Shares issuable); (v) in the case of a Full Redemption Election, the place or places where certificates for shares of Liberty Media Group Common Stock properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property; (vi) in the case of notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive such dividend (in the case of a Dividend Election) or participate in such redemption (in the case of a Full Redemption Election) or in the selection of shares for redemption (in the case of a Partial Redemption Election) only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the record date for determining holders entitled to receive such dividend, the redemption date, or the date fixed for the selection of shares to be redeemed, respectively, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "--Certain Provisions Respecting Convertible Securities" if such holder converts, exercises or exchanges such Convertible Securities following such redemption date or date for selection of shares to be redeemed, as applicable, and (vii) in the case of a Partial Redemption Election, a statement that TCI will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding the date fixed for selection of shares to be redeemed. In the case of a Partial Redemption Election, TCI also will cause to be given to each holder of shares of Liberty Media Group Common Stock selected for redemption, a notice setting forth (i) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock held by such holder to be redeemed, (ii) a statement that such shares of LMG Series A Common Stock and LMG Series B Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by TCI pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the TCI Board of Directors to be equitable.

    In the case of a Conversion Election, TCI's notice also will state (i) the per share number of shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock, as applicable, to be received with respect to each share of LMG Series A Common Stock or LMG Series B Common Stock, including details as to the calculation thereof, (ii) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered, (iii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (iv) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to participate in such conversion only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the conversion date and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following such conversion date.

    Notice of a Dividend Election will be given not later than the 30th trading day following the consummation of the Disposition; notice of a Full Redemption Election will be given not less than 35 trading days nor more than 45 trading days prior to the redemption date; notice of a Partial Redemption Election will be given not later than the 30th trading day following the consummation of the Disposition and the notice to holders of shares selected for redemption will be given promptly following such selection, but not earlier than the 40th trading day and not later than the 50th trading day following the consummation of the Disposition; and notice of a Conversion Election will be given not less than 35 trading days nor more than 45 trading days prior to the conversion date. All such notices will be sent by first-class mail, postage prepaid, to a holder at such holder's address as the same appears on the transfer books of TCI.

    If TCI determines to redeem shares of LMG Series A Common Stock and LMG Series B Common Stock as described above under "--Redemption in Exchange for Stock of Subsidiary," TCI will promptly cause to be given to each holder of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth
(i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, (v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, and (vi) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive shares of common stock of the Liberty Media Group Subsidiaries upon redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date. Such notice will be sent by first-class mail, postage prepaid, not less than 35 trading days nor more than 45 trading days prior to the redemption date, at such holder's address as the same appears on the transfer books of TCI.

    Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

    TCI will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), TCI may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, TCI will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth trading day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of TCI, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the TCI Board of Directors.

    No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or TCI's default in payment of the dividend or distribution due on such date.

    Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as TCI will specify certificates for such shares, properly endorsed or assigned for transfer (unless TCI waives such requirement). TCI will as soon as practicable after such surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, TCI will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed. TCI will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under "--Conversion of TCI Group Series B Common Stock and LMG Series B Common Stock at the Option of the Holder."

    From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by TCI as being held for the satisfaction of TCI's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, for any shares of Liberty Media Group Common Stock, TCI will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

    TCI will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. TCI will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to TCI the amount of any such tax, or has established to the satisfaction of TCI that such tax has been paid.

LIQUIDATION RIGHTS

    In the event of a liquidation, dissolution or winding up of TCI, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of TCI and subject to the prior payment in full of the preferential amounts to which any class or series of TCI Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-trading day period ending on the trading day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-trading day period, where X is the aggregate Market Capitalization of the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, Y is the aggregate Market Capitalization of the LMG Series A Common Stock and the LMG Series B Common Stock, and Z is the aggregate Market Capitalization of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock and the LMG Series B Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of TCI. The "Market Capitalization" of any class or series of capital stock of TCI on any trading day means the product of (i) the Market Value of one share of such class or series on such trading day and (ii) the number of shares of such class or series outstanding on such trading day.

    No holder of Liberty Media Group Common Stock will have any special right to receive specific assets of the Liberty Media Group in the case of any dissolution, liquidation or winding up of TCI.

DETERMINATIONS BY THE TCI BOARD OF DIRECTORS

    The TCI Charter provides that any determinations made by the TCI Board of Directors under any provision described under this section will be final and binding on all stockholders of TCI, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the TCI Board of Directors. TCI will prepare a statement of any such determination by the TCI Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of TCI.

PREEMPTIVE RIGHTS

    Holders of the TCI Group Common Stock and Liberty Media Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI.

OTHER MATTERS

    The DGCL, the TCI Charter and TCI's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of TCI without the support of the TCI Board of Directors or without meeting various other conditions. The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below.

    DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) on or after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders. The TCI Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between TCI and any of its "interested stockholders."

    The TCI Charter also contains certain provisions which could make a change in control of TCI more difficult. For example, the TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the TCI Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval),
(ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI or (iii) the dissolution of TCI. "Voting Securities" is currently defined as the TCI Group Common Stock, the Liberty Media Group Common Stock and any class or series of TCI Preferred Stock entitled to vote generally with the holders of TCI Common Stock on matters submitted to stockholders for a vote. The TCI Charter also provides for a TCI Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the TCI Board of Directors. The holders of TCI Group Common Stock, Liberty Media Group Common Stock, Class B Preferred Stock and certain series of Series Preferred Stock, voting together as a single class, vote in elections for directors. (TCI's Convertible Redeemable Participating Preferred Stock, Series F has voting rights, but outstanding shares are not entitled to vote because they are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights.

    The TCI Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock of which 33,901,240 shares remain available for designation as of January 25, 1996. Under the TCI Charter, the TCI Board of Directors is authorized, without further action by the stockholders of TCI, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of the TCI Group Common Stock and 825,000,000 shares of Liberty Media Group Common Stock are currently authorized by the TCI Charter, of which 1,143,097,437 and 660,906,868 respectively, remained available for issuance as of November 1, 1995. On January 17, 1996, TCI Communications, Inc., a subsidiary of TCI, issued 4.6 million shares of Cumulative Exchangeable Preferred Stock, Series A which shares are initially exchangeable for an aggregate of 8,606,600 shares of TCI Group Series A Common Stock. On January 25, 1996 TCI issued (i) 7,259,380 shares of the Series G Preferred Stock, which shares are initially convertible into an aggregate of 7,622,349 whole shares of TCI Group Series A Common Stock and (ii) 7,259,380 shares of the Series H Preferred Stock, which shares are initially convertible into an aggregate of 1,905,588 whole shares of LMG Series A Common Stock. The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of TCI, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

    The TCI Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein.

    The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the TCI Board of Directors. Subject to the rights of any class or series of TCI Preferred Stock, TCI's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of TCI, at TCI's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of TCI's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each proposed nominee been nominated, or intended to be nominated, by the TCI Board of Directors; and (5) the consent of each nominee to serve as a director of TCI if so elected. Any actions to remove directors is required to be for "cause" (as defined in the TCI Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Shares will be passed upon for the Company by Stephen M. Brett, Esq., Executive Vice President and General Counsel of the Company.

                                    EXPERTS

    The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related financial statement schedules, which appear in Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

    The consolidated balance sheet of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended 31 December 1994, which appear in the 31 December 1994 Annual Report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc., dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

    The financial statements of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated in the Prospectus by reference to the Company's Current Report on Form 8-K dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                         -----------------------------



                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................     3
INCORPORATION OF DOCUMENTS BY
   REFERENCE..............................................................     3
THE COMPANY...............................................................     4
SELLING STOCKHOLDERS......................................................     4
PLAN OF DISTRIBUTION......................................................     8
DESCRIPTION OF TCI COMMON STOCK...........................................     9
LEGAL MATTERS.............................................................    30
EXPERTS...................................................................    30

================================================================================



================================================================================

                           TELE-COMMUNICATIONS, INC.


                 Tele-Communications, Inc. Series A TCI Group
                        Common Stock ($1.00 par value)

                           Tele-Communications, Inc.
                         Series A Liberty Media Group
                        Common Stock ($1.00 par value)



                   -----------------------------------------

                                   PROSPECTUS

                   -----------------------------------------



                               February ___, 1996

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    All of the expenses in connection with the distribution of the Shares are set forth below and will be borne by the Registrant.

    Registration Fee..............................................   $130,913.00
   *Blue Sky Fees and Expenses (including counsel fees)...........      5,000.00
   *Legal Fees and Expenses.......................................     15,000.00
   *Accounting Fees and Expenses..................................     10,000.00
    Additional Listing Fees.......................................     35,000.00
   *Miscellaneous.................................................      1,000.00
                                                                      ----------
          *Total..................................................   $196,913.00

    ----------------
    *Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

    Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

    "1.  Limitation on Liability.
         -----------------------

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2.  Indemnification.
         ---------------

         (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

         (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3.  Amendment or Repeal.
         -------------------

         Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

    Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as then or thereafter in effect.

    The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

    The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of the Company if there is such a policy.

    The Company may purchase liability insurance policies covering its directors and officers.

    In addition, each of the Selling Stockholders have agreed to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against certain liabilities, including civil liabilities under the Securities Act, in connection with certain actions arising out of the sale of the Shares registered hereby.

ITEM 16. EXHIBITS

Exhibits       Description
--------       -----------

4.1 Restated Certificate of Incorporation of the Company, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995 and August 3, 1995 (Incorporated herein by reference to Exhibit 99.1 of Company's Current Report on Form 8-K, dated August 10, 1995 (Commission File No. 0-20421)).

4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File No. 0-20421)).

4.3            Specimen Stock Certificate for the Tele-Communications, Inc.
               Series A TCI Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) Commission File No. 0-20421).

4.4 Specimen Stock Certificate for Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.5 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) Commission File No. 0-20421).

5              Opinion of Stephen M. Brett, Esq.

23.1           Consent of KPMG Peat Marwick LLP.

23.2           Consent of KPMG.

23.3           Consent of KPMG Finsterbusch Pickenhayn Sibille.

23.4           Consent of KPMG Peat Marwick LLP.

23.5           Consent of Price Waterhouse LLP.

23.6           Consent of Stephen M. Brett, Esq. (included in Exhibit 5).

24             Powers of Attorney (included on page II-10).

99.1 Agreement and Plan of Merger and Reorganization, dated as of June 28, 1995, by and between The Chronicle Publishing Company and Tele-Communications, Inc.

99.2 Form of Shareholders Registration Rights Agreement between shareholders of The Chronicle Publishing Company and Tele-Communications, Inc.

99.3 Contribution and Assumption Agreement between The Chronicle Publishing Company and Spinco.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on February 9, 1996.


                                          TELE-COMMUNICATIONS, INC.



                                          By:  /s/ Stephen M. Brett
                                             -----------------------------------
                                             Name:  Stephen M. Brett
                                             Title:  Executive Vice President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq., and Elizabeth M. Markowski, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

     Signature               Title                              Date
     ---------               -----                              ----

/s/  Bob Magness             Chairman of the Board              February 9, 1996
---------------------------  and Director
     (Bob Magness)

/s/  John C. Malone          President and Director             February 9, 1996
---------------------------  (Principal Executive
     (John C. Malone)        Officer)

/s/  Donne F. Fisher         Executive Vice President and       February 9, 1996
---------------------------  Director (Principal Financial
     (Donne F. Fisher)       and Accounting Officer)


/s/  John W. Gallivan        Director                           February 9, 1996
---------------------------
     (John W. Gallivan)

/s/  Kim Magness             Director                           February 9, 1996
---------------------------
     (Kim Magness)

/s/  Robert A. Naify         Director                           February 9, 1996
---------------------------
     (Robert A. Naify)

/s/  Jerome H. Kern          Director                           February 9, 1996
---------------------------
     (Jerome H. Kern)

/s/  Tony Coelho             Director                           February 9, 1996
---------------------------
     (Tony Coelho)

                                 EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of the Company, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995 and August 3, 1995 (Incorporated herein by reference to Exhibit 99.1 of Company's Current Report on Form 8-K, dated August 10, 1995 (Commission File No. 0-20421)).

4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File No. 0-20421)).

4.3            Specimen Stock Certificate for the Tele-Communications, Inc.
               Series A TCI Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) Commission File No. 0-20421).

4.4 Specimen Stock Certificate for Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.5 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) Commission File No. 0-20421).

5              Opinion of Stephen M. Brett, Esq.

23.1           Consent of KPMG Peat Marwick LLP.

23.2           Consent of KPMG.

23.3           Consent of KPMG Finsterbusch Pickenhayn Sibille.

23.4           Consent of KPMG Peat Marwick LLP.

23.5           Consent of Price Waterhouse LLP.

23.6           Consent of Stephen M. Brett, Esq. (included in Exhibit 5).

24             Powers of Attorney (included on page II-10).

99.1 Agreement and Plan of Merger and Reorganization, dated as of June 28, 1995, by and between The Chronicle Publishing Company and Tele-Communications, Inc.

99.2 Form of Shareholders Registration Rights Agreement between shareholders of The Chronicle Publishing Company and Tele-Communications, Inc.

99.3 Contribution and Assumption Agreement between The Chronicle Publishing Company and Spinco.